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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our audit report dated October 8, 2002 regarding the financial statements as of December 31, 2001 of Natexco Corporation, and all references to our Firm included in this Form 10-KSB/A. It should be noted that we have not audited or reviewed any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                                        /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
October 21, 2002